Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles M. Dauber ,certify, pursuant to 18U.S.C.Section1350,as adopted pursuant to Section906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of American Electric Technologies, Inc. on Form 10-K for the fiscal year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form l0-K fairly presents in all material respects the financial condition and results of operations of American Electric Technologies, Inc.

Date: March 30, 2015

By:	/s/ Charles M. Dauber
Charles M. Dauber
Principal Executive Officer

I, Andrew L. Puhala, certify, pursuant to 18U.S.C.Section1350,as adopted pursuant to Section906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of American Electric Technologies, Inc. on Form 10-K for the fiscal year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form l0-K fairly presents in all material respects the financial condition and results of operations of American Electric Technologies, Inc.

Date: March 30, 2015

By:	/s/ Andrew L. Puhala
Andrew L. Puhala
Principal Financial Officer